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                                                                EXHIBIT 10.31

Agreement No. ______





                        PHOENIX INTERNATIONAL LTD., INC.


                    INTERNATIONAL SOFTWARE LICENSE AGREEMENT








                                    PARTIES:



                                  BANK'S NAME



                                      AND


            PHOENIX INTERNATIONAL LTD., INC., A FLORIDA CORPORATION
                               PHOENIX FSC, INC.









                             DATED: May 2, 1996




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                                    CONTENTS



Section 1.   Definitions

Section 2.   License Grant

Section 3.   Term

Section 4.   Title

Section 5.   Payments and Terms

Section 6.   Warranties

Section 7.   Patent and Copyright Indemnity

Section 8.   Confidentiality

Section 9.   Customer and Software Support

Section 10.  Implementation

Section 11.  Termination

Section 12.  Client Obligations

Section 13.  Source Code Escrow

Section 14.  Arbitration

Section 15.  Export Controls

Section 16.  Foreign Corrupt Practices Act of 1977

Section 17.  General




                                EXHIBIT LIST


Exhibit A  Fees and Software Description

Exhibit B  Designated Location and Remote Branches

Exhibit C  Contact Person

Exhibit D  Third Party Hardware and Software Configurations






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                        PHOENIX INTERNATIONAL LTD., INC.

                           SOFTWARE LICENSE AGREEMENT





AGREEMENT NO.                                    EFFECTIVE DATE:
             --------------                                     --------------




PARTIES: List Customer Name              (Hereinafter referred to as "Customer")




         Phoenix International Ltd., Inc. (Hereinafter referred to as "Phoenix") Phoenix FSC, Inc.
         900 Winderley Place
         Suite 140
         Maitland, Florida 32751



The parties hereby agree as follows:

1.0   DEFINITIONS

1.1 "Additional Branch" shall mean a Remote Branch not listed in Exhibit B which is connected to the Customer network after the Effective Date, whether as a result of changes in operations, growth, acquisition, or otherwise.

1.2 "Acquired Financial Institution" shall mean any financial institution in which Customer acquires a greater than 50% interest or which merges with or into the Customer.

1.3 "Changes" shall mean corrections, updates, upgrades, translations, additions and modifications to the Software and Documentation, and any other new or additional works based in whole or in part on the Software or Documentation.

1.4 "Client Devices" shall mean workstations, personal computers and terminals connected to the Customer Network which, subject to control of the authorized Server, have access to and Use the Software to input, read, and interpret Customer's data.

1.5 "Conversion" shall mean conversion and formatting of Customer's existing data for use with the Software.

1.6 "Customer Network" shall mean the local and wide area network system of the Customer, including one (1) Server at the Designated Location, the Client Devices connected thereto located at the Designated Location and the Remote Branches, and the Software. Customer shall be responsible

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      for assuring that the Customer Network is in compliance with the Phoenix
      Network and Configuaration Standards Guide (as provided by Phoenix).

1.7   "Customer and Software Support" shall have the meanings set forth in
      Section 9.

1.8 "De-Conversion" shall mean the regeneration of the Customer's then existing data utilized by the Software into a generic format.

1.9 "Designated Location" shall mean the street address of the location of the Server as specified on Exhibit B. customer may replace the location of the Server by providing Phoenix with written notice of the change, whereupon Exhibit B hereto will be deemed automatically amended to reflect the replacement.

1.10 "Documentation" shall mean the technical and operating documentation relating to the Software provided to Customer by or on behalf of Phoenix, and all Changes thereto provided to Customer by or on behalf of Phoenix or otherwise made or obtained by or for Customer.

1.11 "Installation" shall mean the installation in an executable format of the Software on the Customer Network at the Designated Location and selected Remote Branches.

1.12  "Implementation" shall mean the Installation and Conversion.

1.13 "Implementation Date" shall be the last day of the month in which Phoenix provides Customer with notice that Implementation is complete.

1.14 "Implementation Period" shall mean the period from the Effective Date until the earlier of (i) the Implementation Date or (ii) the date one hundred eighty (180) days after the Effective Date.

1.15 "Licensed Products" shall mean collectively the Software and Documentation.

1.16 "Server" shall mean a network file server serving as the Sybase data base for the Software.

1.17 "Software" shall mean Phoenix's Retail Banking System software and Third Party software, as described in Exhibit A, in object code form and all updates, modifications, enhancements or revisions supplied by Phoenix as part of Customer and Software Support.

1.18 "Related Expenses" shall mean reasonable travel and other reasonable out-of-pocket expenses incurred in connection with Implementation and/or Customer and Software Support, including (without limitation) file conversion costs; the cost of optional products, services, or hardware requested or authorized by Customer; shipping charges; courier or delivery charges; tape, cartridge or diskette costs; or non-voice telephone or communication costs not already covered as part of Customer and Software Support.

1.19 "Remote Branches" shall mean the street addresses listed in Exhibit B where Client Devices reside which are connected to the Customer Network. The Remote Branches will include Additional Branches at such time as Phoenix receives written notice from Customer that such Additional Branches have been connected to the Customer Network, whereupon Exhibit B hereto will be deemed automatically amended to include such Additional Branches.

1.20  "Territory" shall mean the countries or territories set forth in Exhibit
      G.


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1.21  "Use" (used as a noun or verb) shall mean the reading into memory of the
      Software and the access to and/or execution of such Software, in whole or in part, on the Customer Network. Use of the Software is permitted only for Customer's and its Affiliates' own internal data processing needs and shall be confined to the Territory, unless otherwise agreed in writing by Phoenix.


2.0   LICENSE GRANT

2.1 Subject to the restrictions and limitations of this Agreement, Phoenix grants to Customer a non-exclusive, non-transferable license to Use the Software on the Customer Network (on one (1) Server only) at the Designated Location and Remote Branches, during the Term, pursuant to the terms and conditions of this Agreement. Pursuant to such license, Customer may:

      (a)  load and execute the Software on the Customer Network;

      (b) transfer the Software to a backup machine when the Server or any associated machine elements required for Use of the Software are temporarily inoperable or unusable, or to another machine for disaster recovery testing (which may occur concurrent with normal Use of the Software to process Customer's data on Customer Network), or for actual disaster recovery and processing in the event the Customer Network is non-functional due to the occurrence of disaster;

      (c) make a reasonable number of additional copies of the Software for testing, backup, and archival purposes in support of its ordinary User of the Software.

2.2 Subject to the restrictions and limitations of this Agreement, Phoenix grants to Customer a non-exclusive, non-transferable license to use the Documentation in support of its Use of the Software, during the Term, pursuant to the terms and conditions of this Agreement. Pursuant to such license, Customer may make a reasonable number of additional copies of the Documentation as required in support of its Use of the Software.

2.3 Phoenix will (if it has not done so already) immediately deliver to Customer one (1) copy of the current version of the Software in object code form, and one (1) copy of the current version of the Documentation. The licenses granted to Customer under Sections 2.1 and 2.2 hereof shall become immediately effective upon delivery of such items, and shall not delayed or contingent based on installation, operation, or the delivery or completion of any services.

2.4 The Software is provided to Customer in object code form only. Customer agrees not to translate, reverse engineer, de-compile, interpret or disassemble the Software without the prior written consent of Phoenix. Customer agrees not to transfer, distribute, sell, lease, or assign the Licensed Products without the prior written consent of Phoenix. Customer agrees not to make any Changes to the Licensed Products without the prior written consent of Phoenix.

2.5 Customer may not use the Software or Documentation to process accounts or records, or to generate output data, for the direct benefit of, or for purposes of rendering services to, any business entity or organization other than Customer and its Affiliates.

2.6 Customer agrees to maintain a record of the number and location of all of the Licensed Products in its possession. Customer agrees to provide Phoenix with a copy of that record will upon Phoenix's request.




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3.0  TERM

      This Agreement and the license granted herein shall be for an initial term commencing on the Effective Date and continuing for a period of five (5) year from the last day of the Implementation Period (the "Initial Term"). Thereafter, his Agreement shall automatically renew for additional one (1) year periods unless either party notifies the other in writing of its desire not to renew this Agreement at least six (6) months prior to the last day of the Initial Term or any subsequent renewal period.


4.0   TITLE

4.1 The Software and Documentation are copyrighted works protected by copyright laws, treaties and conventions applicable in the United States and the Territory. The Software and Documentation are protected under applicable law as trade secrets and Confidential Information of Phoenix. Phoenix retains all right, title, and interest in and to the Software, Documentation, and all intellectual property rights contained therein, subject only to the limited license granted to Customer in Section 2 hereof.

4.2 All output reports and formats (e.g., ad hoc reports, SQL queries, etc.) first created by Customer shall be subject to joint ownership of Phoenix and Customer, as applicable (except that, to the extent such output reports derive from or contain any part of the Software or Documentation, the restrictions applicable to the Software and Documentation shall apply to any use thereof).

4.3 Customer agrees that all Changes made or obtained by Phoenix or Customer, or their respective employees or agents acting alone or in collaboration with each other, shall, together with all intellectual property rights associated therewith, be the exclusive property of Phoenix. To the extent that such Changes, including all associated intellectual property rights, are not owned in their entirety by Phoenix immediately upon their creation, Customer agrees to assign (and hereby automatically assigns) all right, title and interest therein to Phoenix, without any requirement of consideration or further documentation. Customer agrees to take such further action and execute such further documentation as Phoenix may reasonable request to give effect to this Section 6.3.

4.4 Customer shall notify Phoenix in the event that it discovers any infringement of Phoenix's rights in the Licensed Products or any violation of the terms of a License Agreement, and shall cooperate with Phoenix and assist in the prosecution of Phoenix's claims, provided that Phoenix retains financial responsibility for costs of assistance and prosecution. Phoenix shall be entitled to retain any proceeds from such claims, including settlement amounts, for purposes of funding Phoenix's worldwide intellectual property protection programs.

4.5 Phoenix or its designee shall have the right to enter the premises of Customer at any time upon reasonable request during regular business hours in a non-disruptive manner, for the purpose of inspecting the location and use of the Software and Documentation, compliance with the provisions of this Agreement, and the standard procedures of Customer regarding retention, safekeeping, and disposal of all media and materials pertaining thereto.


5.0   PAYMENTS AND TERMS.

5.1 The fees and charges for products and services to be provided under this Agreement are set forth in Exhibit A hereto. All amounts due shall be paid in U.S. dollars by wire transfer to the bank account designated by Phoenix.


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      1)  Upon execution of this Agreement by Customer, Customer shall pay
      Phoenix the License Fee shown in Exhibit A hereto, which is an initial one-time fee for the delivery of the current version of the Software in unmodified form and the grant of the license thereto pursuant to this Agreement. The License Fee is based on the total number of Remote Branches, including Additional Branches, which are included on the Customer Network from time to time. Whenever the total number of Remote Branches included on the Customer Network increases to the next tier, Customer shall pay Phoenix an upgrade fee equal to the difference between the License Fee for the new tier and the aggregate License Fees previously paid for previous tiers. The License Fee is fully earned by Phoenix, regardless of whether Customer has or adds the maximum number of Remote Branches permitted for the tier for which the License Fee is paid.

      2) In addition to the License Fee, an initial one-time Branch Fee is due upon execution of this Agreement for each Remote Branch, including each Additional Branch, which is included on the Customer Network from time to time. The current Branch Fees are shown in Exhibit A hereto. Customer shall pay Phoenix a Branch Fee each time a Remote Branch is installed or added on the Customer Network.

      3) For Customer's convenience, upgrade fees under items (1) and (2) above resulting from tier changes involving the License Fee and extra Branch Fees for Additional Branches may be paid by Customer within thirty
      (30) days after the end of each calendar quarter (through the end of March, June, September and December) in which the change or addition occurred. Customer agrees to certify annually (and at other times, if so requested by Phoenix) the total number of Remote Branches included on the Customer Network.

      4) An initial one-time Implementation Fee is due upon execution of this Agreement for Phoenix's assistance with the Implementation of the Software. The Implementation Fee is shown in Exhibit A hereto. Phoenix shall be entitled to additional Implementation Fees, to be paid in advance, if Implementation is required when Customer adds an Acquired Financial Institution or other Additional Branches.

      5) A Customer and Software Support Fee for Customer and Software Support is due on the Implementation Date and each anniversary thereof for so long as the license to the Software is in effect or Customer continues to use the Software.

      6) Customer agrees, in addition, to pay Related Expenses upon receipt of Phoenix's invoice.

5.2 All invoices shall be due and payable on the date specified herein or, if a date is not specified, not later than fifteen (15) days following the date of invoice. Sums overdue shall bear interest at the lesser of 1-1/2% per month, or the highest rate allowed under applicable law.

5.3 Amounts payable to Phoenix hereunder are payable in full without deduction or set off. In addition, Customer shall pay on a timely basis all sales, use, import, export or other taxes, tariffs, or duties arising out the transactions contemplated herein, however designated, based or levied by any federal, state, municipal or local taxing authority of United States or the Territory, (exclusive of United States Federal, state or local taxes based upon the net income of Phoenix) ("Taxes"). Customer shall indemnify and hold Phoenix harmless from Taxes which Phoenix is required by any taxing authority to pay. Customer may challenge the applicability of any Tax only after paying the Tax or giving Phoenix other satisfactory assurances of compliance.

5.4 Phoenix reserves the right to adjust its prices at any time subject to 30 days advanced notice. Such changes shall have no retroactive effect on Customer. The Customer and Software Support Fee

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
XXX = Confidential Treatment Requested

      shall not be increased XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
      XXXXXXXXXXXXXXXXXXXX.

5.5 Time is of the essence with respect to all payments due from Customer hereunder. Customer may not suspend or set-off any payment due Phoenix hereunder on any basis whatsoever.


6.0   WARRANTIES

6.1 Phoenix warrants that, for a period of six (6) months after delivery, the original unmodified version of the Software shall conform in all material respects with any program descriptions included in corresponding Documentation provided by Phoenix. Phoenix does not warrant that the Licensed Products will operate without interruption or be error-free. In the event Customer discovers any defect or error covered by the warranty, Customer agrees to provide Phoenix notice of such defect or error in sufficient detail to enable Phoenix to recreate the defect or error. Phoenix agrees, as its exclusive obligation (except as covered outside the foregoing warranty as part of Customer and Software Support) for any non-compliance with the foregoing warranty, to use its best reasonable efforts to correct reported defects and errors. Phoenix shall not be responsible for unreported error or errors caused by negligence of a party other than Phoenix or non-conformance with the Phoenix Hardware and Network Services Guide. Customer shall be limited to the warranties provided by third-party licensors or manufacturers with respect to third-party software or equipment that may be provided by Phoenix.

6.2 Phoenix's total liability to Customer under any provision of this Agreement (except 7.0) or for any and all claims, losses or damages relating to the Licensed Products (whether based on tort, contract, or any other theory) shall be limited to the amount actually paid by Customer to Phoenix for the Licensed Products giving rise to the liability. The parties acknowledge that each of them relied upon the inclusion of this limitation in consideration of entering into this Agreement.

6.3 EXCEPT AS PROVIDED IN SECTION 6.1 ABOVE, PHOENIX SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6.4 IN NO EVENT SHALL PHOENIX OR ITS LICENSORS BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE USE, OR INABILITY TO USE, THE LICENSED PRODUCTS OR ARISING OUT OF ANY OTHER CIRCUMSTANCES ASSOCIATED WITH THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION DAMAGES BASED ON LOSS OF PROFIT, LOSS OR INTERRUPTION OF DATA OR COMPUTER TIME, ALTERATION OR ERRONEOUS TRANSMISSION OF DATA, EVEN IF PHOENIX IS ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.


7.0   PATENT AND COPYRIGHT INDEMNITY

7.1 If a third party claims that the Software infringes any patent, copyright, trade secret, or similar intellectual property rights of a third party Phoenix shall (as long as Customer is not in default under this Agreement or any other agreement with Phoenix) defend Customer against that claim at Phoenix's expense and pay all damages awarded by a court in a final judgment, provided that Customer promptly notifies Phoenix in writing of any such claim, and allows Phoenix to control, and cooperates with Phoenix in, the defense and disposition of such claim, including any related settlement negotiations.

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7.2   If such a claim is made or appears possible, Phoenix may, at its option, secure for Customer the right to continue to use the Software, modify or replace the Software so it is non-infringing, or refund all license fees paid for the infringing material less a reasonable deduction for prior use. Phoenix has no obligation hereunder for any claim based on a modified version of the Software which has not been prepared solely by Phoenix, or for any combination, operation or use of the Software with any product, data or apparatus not approved in writing by Phoenix. Phoenix also shall have no obligation hereunder for any claim based on theories of law that are not substantially equivalent to laws, treaties and conventions applicable to U.S. patents, copyrights, trade secrets, and similar intellectual property rights. THIS SECTION 7.0 STATES PHOENIX'S ENTIRE OBLIGATION TO CUSTOMER WITH RESPECT TO MATTERS OF TITLE OR ANY CLAIM OF INFRINGEMENT THEREOF.


8.0   CONFIDENTIALITY

8.1 Customer acknowledges that the Software and Documentation contain Confidential Information of Phoenix, as defined in Section 8.5 hereof.

8.2 Customer agrees at all times to maintain the complete confidentiality of the Software, Documentation, and all other Confidential Information of Phoenix.

8.3 Customer agrees not to permit or authorize access to, or disclosure of, the Software, Documentation, and all other Confidential Information of Phoenix to any person or entity other employees of Customer who have a "need to know" such information in order to enable Customer to exercise its rights under this Agreement. The Software and Documentation, and all other Confidential Information of Phoenix may not be disclosed or provided to any independent contractors or consultants working for or with Customer, unless Phoenix gives its prior written approval. Customer may disclose necessary portions of the Software, Documentation, or other Confidential Information of Phoenix to governmental regulatory authorities if such disclosure is required for compliance with applicable laws, but Customer shall notify Phoenix of the applicable legal requirements before such disclosure occurs and Customer shall use its best efforts to help Phoenix obtain protection as may be available to preserve the confidentiality of such information following disclosure.

8.4 Prior to disposal of any media or materials that contain any part of the Software, Documentation or other Confidential Information of Phoenix, Customer shall obliterate or otherwise destroy all code, instructions, commentary, or further evidence of Confidential Information, for example, by erasing, incinerating, or shredding such materials.

8.5 For purposes of this Agreement, "Confidential Information" shall mean any competitively sensitive or secret business, marketing or technical information of Phoenix. In all cases, Phoenix's Confidential Information shall include the Software and Documentation, including all Changes. Confidential Information shall not include, however, information which (i) is generally known to the public or readily ascertainable from public sources (other than as a result of a breach of confidentiality by Customer or any person or entity associated with Customer), (ii) is independently developed without reference to or reliance on any Confidential Information of Phoenix, as demonstrated by written records in Customer's possession (which shall be provided to Phoenix at Phoenix's request), or (iii) is obtained from an independent third party who created or acquired such information without reference to or reliance on Confidential Information of Phoenix, as demonstrated by written records in Customer's possession (which shall be provided to Phoenix at Phoenix's request).



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9.0   CUSTOMER AND SOFTWARE SUPPORT

9.1 Commencing upon the Implementation Date, Phoenix shall provide certain software support, operation and use services and system enhancements ("Customer and Software Support"). Such services shall include the following:

      1) Enhancements to the Software and updates to Documentation generally made available to all of Phoenix's Customers.

      2) Reasonable software support and telephone consultation related to the Licensed Products. Support means Phoenix will correct or replace software and/or provide services necessary to remedy any critical or non-critical programming error that is attributable to Phoenix. Such correction, replacement, or services will be promptly undertaken by Phoenix after the Customer has identified and notified Phoenix of any such error, which notice shall be in accordance with Phoenix reporting procedures. Phoenix will use reasonable commercial efforts to telephonically diagnose (i) any errors or malfunctions in the system, or
      (ii) malfunctions in the system caused by operator error, and advise Customer of possible corrective measures that the Customer may take. Phoenix will also clarify operating instructions contained in the Documentation delivered with the programs.

      3) Direct first line support of third party software and coordination of all other support with third party licensors on behalf of Customer.

      4) Telephonic support 24 hours per day, 365 days per year via pager access to support personnel. Normal office hours are Monday through Friday, 8:00 AM to 5:00 PM Atlanta, Georgia Time.

9.2 If Phoenix, after using its best telephonic diagnostic efforts, determines that it requires documentation of problems, errors or malfunctions in writing, Customer agrees to provide assistance in identifying and detecting problems, errors or malfunctions in sufficient detail and with sufficient supporting documentation and information to enable Phoenix to recreate the problem, error or malfunction

9.3 Customer and Software Support is limited to Hardware and Customer Network configurations supported by Phoenix as stated in the Phoenix Network and Configuration Standards Guide. Phoenix agrees to give Customer at least six (6) months' advance notice if an applicable configuration will no longer be supported.


10.0 IMPLEMENTATION

10.1 Phoenix shall conduct an implementation planning session at a location, date and time mutually agreed to by both parties (the "Implementation Planning Session") to develop a mutually acceptable implementation schedule. Customer shall make available up to five (5) of its appropriate personnel for the Implementation Planning Session.

10.2 Phoenix will make all reasonable efforts to effect the Implementation of the Software in accordance with the implementation schedule including the provision of adequate personnel resources; provided, however, that Phoenix shall not be liable to the Customer or any other person for any damages in the event Implementation is not completed within such time, other than an abatement of the Implementation Fee reasonably related to the delay.




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11.0  TERMINATION

11.1 Customer may terminate the license granted hereunder by electing not to renew this Agreement in accordance with Section 3.

11.2 Phoenix shall have the right to terminate the License upon the occurrence of any of the following events:

      1) Customer's breach of any provision of this Agreement if the breach is not cured within ten (10) days after Customer's receipt of notice in writing from Phoenix of such breach; or

      2) Customer's failure to implement the most recent version of the Licensed Products within thirty (30) days of the date such version is received by Customer; or

      3)  Customer's failure to obtain and pay for Support Services; or

      4) Customer ceases to do business, makes a composition or assignment for the benefit of its creditors, makes a general arrangement with its creditors concerning any extension or forgiveness of any of its secured debt, becomes bankrupt or insolvent, suffers or seeks the appointment of a receiver to the whole or any material part of its business, takes any action to liquidate or wind up the whole or any material part of its business, is found subject to any provisions of any bankruptcy code concerning involuntary bankruptcy or similar proceeding, or suffers a material adverse change in its financial position such that payments to Phoenix may be affected or delayed by a creditor or administrator of the business of Customer; or

      5) Customer becomes a subsidiary of, or controlled as to its management policy by, any government instrumentality; or

      6) Customer is required by laws in the Territory to offer or permit the use or exercise (with or without payment to Phoenix) of the Customer to any other person or entity.

11.3 Phoenix shall also have the right to terminate this Agreement in the event of the acquisition of more than 50% of the voting stock of Customer, or of the acquisition of all or substantially all the business and assets of Customer, or of the merger of Customer with or into another entity, which entity is the surviving entity; provided, however, that, so long as all other provisions of this Agreement are duly honored, the Agreement may be continued in effect and the surviving entity may continue under the license granted hereby if the surviving entity signs a new license agreement with Phoenix containing terms and conditions reasonably requested by Phoenix, and pays additional license fees for use of the Licensed Products in respect of the new or different Remote Branches resulting out of the transaction.

11.4 In the event that this Agreement terminates as a result of a breach by Customer, Customer's license to Use the Software shall immediately cease. In all other cases, Customer may continue to Use the Software in accordance with this Agreement for up to one hundred eighty (180) days following termination, provided that Customer has paid and continues to pay all amounts due as if this Agreement were still in effect. Upon expiration of such period (and immediately, in the event of termination as a result of a breach by Customer), Customer shall return or destroy all copies of the Licensed Products; if Phoenix so requests, Customer shall certify it has completed such action.

11.5 No payments shall be refundable upon termination of the License, whether such termination is by Customer or Phoenix.


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
XXX = Confidential Treatment Requested

11.6 All obligations with respect to confidentiality, ownership, and protection of intellectual property rights, and all obligations for payment of amounts due shall survive termination.

11.7 The rights and remedies of Phoenix included in this Section 11.0 shall not be exclusive and are in addition to any other rights and remedies provided by law or equity.

11.8 Phoenix agrees to provide reasonable De-Conversion assistance for which Customer agrees to pay in advance to Phoenix a de-conversion fee equal to XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
      XXXXXXXXXXXXXXXXXXXXXXXXX.


12.0  CUSTOMER OBLIGATIONS

12.1 Customer shall appoint a Contact Person, listed on Exhibit C, to service as the focal point of communication between Phoenix and Customer. Customer may change the Contact Person at any time upon written notice to Phoenix.

12.2 Customer agrees to acquire and maintain Customer Network at the Designated Location by the required dates in the Implementation Schedule. Customer shall provide at its cost an on-line telecommunications link with a telephone modem in order to provide digital communication with Phoenix's systems.

12.3 Customer shall install all corrections or enhancements ("System Release") provided by Phoenix for the Licensed Products within thirty (30) days after receipt.

12.4 Customer shall keep its personnel trained in the operation of the Licensed Products and Customer Network.

12.5 Customer shall pay the annual Customer and Software Support Fee for so long as Customer continues to hold or use the Licensed Products.


13.0  SOURCE CODE ESCROW

13.1 Phoenix will deposit the most current version of the source code for the Phoenix Banking System with an independent escrow agent. In the event that Phoenix, or its successor, shall cease to provide Customer and Software Support, and Customer has paid its Customer and Software Support Fee, Customer shall have the right to obtain, for its own sole and exclusive use, with no right of transfer, a single copy of such source code from the escrow agent, subject to the License Agreement.


14.0  ARBITRATION



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



      In the event a claim, controversy or dispute between Phoenix and Customer arises out of or in connection with this Agreement or the transactions and business contemplated hereby, including the validity, construction or enforcement thereof, either party may demand that such matter be submitted to final and binding arbitration before a single arbitrator selected by the parties in accordance with the then-existing rules of the Internal Chamber of Commerce. The situs of all arbitration proceedings shall be Atlanta, Georgia, unless Phoenix and Customer agree in writing to another situs. All arbitration proceedings and records shall be in English. Issuance of an arbitration demand shall suspend the effect of any default entailed by such claim, controversy or dispute and any judicial or administrative proceedings instituted in connection therewith, for the duration of the arbitration proceedings. If Phoenix and Customer cannot agree on the identity of a single arbitrator within five (5) days of receipt of the arbitration demand, each of them shall appoint one (1) arbitrator and the party-appointed arbitrators shall appoint a third arbitrator within five (5) days of their appointment.
      The arbitrator or arbitrators shall determine whether a default has occurred, and shall deliver its or their decision within ninety (90) days of the date of receipt of the arbitration demand, specifying such remedy (including money damages) as shall (a) fully implement the intent and purposes of this Agreement and (b) indemnify and hold harmless the non-breaching party from all losses, costs and expenses (including costs of arbitration and reasonable attorneys' fees) resulting from the default. Termination or limitation of Phoenix's rights in the Software, the Documentation, or any associated intellectual property rights may not be awarded under any circumstances. The right to demand arbitration and to receive damages and obtain other available remedies as provided hereunder shall be the exclusive remedy in the event an arbitration demand is made, except that Phoenix shall be entitled to obtain equitable relief, such as injunctive relief, from any court of competent jurisdiction in order to protect its rights in the Software, the Documentation, or any associated intellectual property rights while such proceeding is pending or in support of any award made pursuant to such arbitration. Phoenix and Customer hereby consent to the enforcement in the courts of each country in the Territory and the United States of any arbitral judgment or award rendered pursuant to this Section.

15.0  COMPLIANCE WITH LAWS

15.1 Customer shall, at its own expense, comply with all laws relating to the licensing and use of the Licensed Products, and shall procure all licenses and pay all fees and other charges required thereby.

15.2 Notwithstanding anything in this Agreement to the contrary, it is acknowledged and agreed that neither Phoenix nor Customer may ship, export or re-export the Software or Documentation, or any other information, process, product or service obtained directly or indirectly from Phoenix, to any country or entity which is the subject of any prohibition imposed by the U.S. Export Administration Act of 1979, U.S. Executive Orders, the U.S. Department of Commerce, and the North Atlantic Treaty Organization. Customer understands that, if such a prohibition applies and an export license cannot be obtained with reasonable effort, the disclosure or delivery of the Software and Documentation may not occur.

15.3 Customer hereby agrees that Customer and its directors, officers, employees, and agents will comply with the Foreign Corrupt Practices Act of 1977, as amended (the "Act") with respect to the subject matter of this Agreement. In this regard, neither Customer nor any of its directors, officers, employees, or agents will make, offer to make, or accept any payment or gift directly or indirectly to any employee, officer, or representative of any governmental entity or instrumentality or to any foreign political party, any official of a foreign political party, or candidate, where such payment would constitute a bribe, kickback, or illegal payment under U.S. or applicable foreign laws.



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


16.0  DISABLING PROCEDURES

      THE LICENSED PRODUCTS MAY CONTAIN DISABLING PROCEDURES. IF THERE OCCURS ANY UNAUTHORIZED USE OF THE LICENSED PRODUCTS OR ANY OTHER MATERIAL, CONTINUING BREACH OF THIS AGREEMENT, SUCH DISABLING PROCEDURES MAY LIMIT ACCESS TO THE LICENSED PRODUCTS AND ANY ASSOCIATED PRODUCTS OR DATA. The function of such disabling procedures is documented in Phoenix's specifications for the Software. Insofar as date-sensitive Software Protection Codes are issued, they will have an expiration consistent with the payment terms for fees and charges hereunder or will have a one (1) year expiration, as applicable. On or before the expiration date, Phoenix will reissue the Software Protection Codes with extended expiration dates so long as Customer continues to comply with the payment terms and other material obligations of this Agreement. Phoenix warrants that all disabling procedures will only prevent access to the Licensed Products and will not destroy or corrupt any of Customer's programs or data. Further, if the disabling codes are enabled when there is no unauthorized use or other material breach by Customer, Phoenix will, on a highest priority basis, assist Customer in returning to normal operations at no cost to Customer.


17.0  GENERAL

17.1 Notices shall be deemed given as of the date deposited with an international courier service (such as FedEx) or the mail of the United States or any country within the Territory (with provision for confirmation of receipt, if using the mail outside of the United states). Either party may change its address by written notice to the other.

17.2 Except as expressly permitted by this Agreement, Customer may not assign, transfer or delegate its rights or obligations hereunder without Phoenix's prior written consent. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their authorized successors and assigns.

17.3 The failure of either party to enforce any term of this Agreement shall not constitute a waiver of either party's right to enforce each and every term of this Agreement.

17.4 If either party brings an action under this Agreement (including appeal), the prevailing party shall be entitled to recover reasonable attorneys' fees and costs. Should any provision of this Agreement be held by a court of competent jurisdiction or arbitration authority to be unenforceable, the remaining provisions of this Agreement shall not be affected or impaired thereby.

17.5 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTURED UNDER THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF FLORIDA, EXCLUDING ITS CONFLICT OF LAWS RULES. IT SHALL NOT BE GOVERNED BY THE UNITED NATIONS CONVENTION ON THE INTERNATIONAL SALE OF GOODS, THE APPLICATION OF WHICH IS EXPRESSLY EXCLUDED.

17.5 Neither party shall be in default by reason of any failure in the performance of this Agreement (other than a failure to make payment when due or to comply with restrictions upon the Use of the Licensed Products) if such failure arises out of any act, event or circumstance beyond the reasonable control of such party, whether or not otherwise foreseeable. The party so affected will resume performance as soon as reasonably possible.


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


17.6 The captions appearing in this Agreement are inserted only as a matter of convenience and in no way limit the scope or affect the meaning of any section.

17.7 This Agreement constitutes the entire agreement between the parties and supersedes all prior understandings and agreements between them regarding the Licensed Products, and may not be modified except in writing signed by authorized representatives of both parties.


      IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the dates indicated.





PHOENIX INTERNATIONAL LTD., INC.
PHOENIX FSC., INC.



- -------------------------------         --------------------------------
Signature                               Signature


- -------------------------------         -------------------------------
Name (print)                            Name (print)



- ------------------------------          -------------------------------
Title                                   Title



     EXECUTION BY PHOENIX: this Agreement shall not be binding until the same has been executed by an Executive Officer of Phoenix.



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
XXX = Confidential Treatment Requested

                                   EXHIBIT A
                         FEES AND SOFTWARE DESCRIPTION

1.   LICENSE FEES:

     A.  Initial Financial Institution
         (one Server)                         $
                                              ---------------

     B.  Remote Branch Fees                   $ XXXXX each

     TOTAL INITIAL LICENSE FEES:              $
                                              ===============
2.   ADDITIONAL LICENSE FEES:



     A.  Acquired Financial
          Institution Fee              $    each
                                       -----------

     B.  Additional Branch Fee                $    each
                                              -----------

3.   IMPLEMENTATION, CONVERSION AND INSTALLATION FEES
     (PLUS OUT-OF-POCKET EXPENSES)

      A. Initial Financial Institution and
         Initial Remote Branches of Initial
         Financial Institution                $
                                              -----------
      B. Implementation for ____ initial Remote Branches of initial Financial Institution are included in the above figure. Efforts made by Phoenix to implement any initial Remote Branches in excess will be invoiced to Customer at XXXXXX per day plus out of pocket expenses.

      C. Additional Branches of               Pricing will be based on level of
         Existing Financial Institution       effort at XXXXXX per day, plus
                                              out of pocket expenses.

      D. Acquired Financial Institutions      Pricing will be based on level of
                                              effort at XXXXXX per day, plus
                                              out of pocket expenses.


4.    ANNUAL CUSTOMER AND SOFTWARE SUPPORT FEES:
      (PLUS OUT-OF-POCKET EXPENSES)

      A.  Initial Financial Institutions:     $_____/year

      B.  Initial Remote Branches of Initial
          Financial Institution               XXXXXX/year

           Customer has _____ initial Remote Branches. Actual initial Remote Branches (estimated to be _____) implemented at the Implementation Date of CUSTOMER will be invoiced. As the balance of the initial Remote Branches is implemented, Customer and Software Support Fees will be invoiced in accordance with Implementation Date of that Branch.


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
XXX = Confidential Treatment Requested

      C.  Additional Branches of
          Existing Financial Institution                XXXXXX/branch/year

      D.  Acquired Financial Institutions               Phoenix's then current
                                                        price.


      TOTAL INITIAL ANNUAL CUSTOMER AND SOFTWARE
      SUPPORT FEES  (PLUS OUT-OF-POCKET EXPENSES)       $
                                                         =============

4.    THE COMPONENTS OF THE SOFTWARE AND DOCUMENTATION

          Customer & Product Controls
          Administrative Controls
          Customer Processing
          Deposit Processing
          Loan Processing
          Teller Processing
          Nightly Processing
          General Ledger Administration & Maintenance
          Executive Information System
          Data Dictionary:  Deposits
          Data Dictionary:  Loans
          Data Dictionary:  Customer Information
          Report Dictionary
          Budgeting

      THE SOFTWARE SPECIFICATIONS ARE LOCATED IN THE LICENSED DOCUMENTATION.

5.    PAYMENT SCHEDULE


      DESCRIPTION                  DATE                            AMOUNT
      -----------                  ----                            ------

      License Fees                 Execution of License Agreement
                                                                   -------

      Implementation Related Fees  Execution of License Agreement  $      (*)
                                                                   -------

      Annual Customer and          CUSTOMER Implementation Date    $      (**)
                                                                   -------
      Software Support

      Annual Customer and          Quarterly upon invoice 4               (**)
                                                                   -------
      Software Support






 (**) Adjusted to reflect actual number of branches implemented with CUSTOMER. (***) Adjusted in accordance with Exhibit E and to reflect increased number of branches implemented.


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
XXX = Confidential Treatment Requested

                                   EXHIBIT B

                 3RD PARTY HARDWARE AND SOFTWARE CONFIGURATIONS
                        SUBJECT TO REVISION AT ANY TIME


UNIX SERVER REQUIREMENTS

      CENTRAL UNIX DATABASE SERVER:

NOTE: CUSTOMER WILL BE ORDERING ATT EQUIPMENT, CONFIGURATION OF WHICH IS TO
      BE DETERMINED BY GRUPO-TECNETRON.  FOLLOWING IS A TYPICAL HP SOLUTION.

(1)  XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
operating system, 8GB DAT tape backup, battery backup and mirroring. Your specific configuration will be determined by your HP sales representative, and your price will vary accordingly, but for planning purposes, you may use the following amounts:




           Machine                  Approximate
            Size                       Cost
            ----                       ----
            E45                      $35,000
            G30                       38,000
            G50                       55,000
            G60                       75,000



    1 Sybase CPU Class B SQL Server Runtime License Version 10.0.2 and higher.



NOTE: CUSTOMER IS CONSIDERING ORDERING A SYBASE DEVELOPMENT LICENSE DIRECTLY
     FROM SYBASE. CUSTOMER MUST PROVIDE PHOENIX WITH THE NAME AND TELEPHONE NUMBER OF CUSTOMER'S SYBASE CONTACT. PHOENIX MUST PROVIDE PROOF TO PHOENIX'S SYBASE CONTACT THAT CUSTOMER PURCHASED SYBASE DIRECTLY, OR PHOENIX MUST CHARGE CUSTOMER FOR THE FOLLOWING LICENSE.

PHOENIX WILL ORDER FOR YOU AND INVOICE YOU DIRECTLY UPON THE FIRST DAY OF TRAINING OR THE FIRST DAY SYBASE IS INSTALLED ON YOUR SERVER. PRICES ARE PUBLISHED BY SYBASE PERIODICALLY. THESE PRICES WERE PUBLISHED SEPTEMBER 30, 1994. AMOUNT INVOICED TO YOU AT THE TIME OF YOUR INSTALLATION MAY VARY, DEPENDING UPON ANY CHANGES SYBASE MAKES TO ITS PRICING IN THE INTERIM. COST IS BASED UPON THE TOTAL NUMBER OF USERS ON THE SERVER, WHICH YOU WILL HAVE TO TELL US.




  Number     International    Latin Am.      Asian      Canada        U.S.
  of Users   Price            Price          Price      Price         Price
  --------   -----            -------        -----      ------        -----
  Single    $ 4,700          $ 3,600        $ 4,300    $ 5,200       $ 3,600
  2-8        12,500            9,600         11,500     13,900         9,600
  9-16       23,800           18,300         22,000     26,500        18,340
  17-32      37,800           29,100         34,900     42,200        29,100
  33-48      51,900           39,900         47,900     57,900        39,900
  49-64      65,800           50,600         60,700     73,400        50,600



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
XXX = Confidential Treatment Requested


  65-96             93,200 71,700   86,000 104,000 71,700
  Unlimited        116,900 89,900  107,900 130,400 89,900




PLEASE NOTE:  ALL SYBASE LICENSES PURCHASED PURSUANT TO THIS AGREEMENT ARE
     SUBJECT TO RESTRICTIONS AS FOLLOWS: You are purchasing "End User Licenses", terms of which are mandated in our License with Sybase, and are reproduced and incorporated herein. You will not receive support, manuals, or information from Sybase. "Derivative Product" is the copy of Sybase licensed by Phoenix and sublicensed to you. "End User" and "licensee" is you. "VAR" is Phoenix.


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





               TERMS OF EXHIBIT C FROM SYBASE LICENSE AGREEMENT:
                      MANDATORY TERMS OF END USER LICENSES

           All license agreements for the sublicensing of the Derivative Product (the "Licensed Copy") shall include substantially the following provisions:

           (1) Only a non-exclusive, nontransferable right to use each Licensed Copy is granted to an End User (and if VAR is under Program 1 then such right is granted only on a single computer system which is designated by serial number or equivalent). No right to use other than an Embedded Run-Time version of the Sybase Programs is granted; an "Embedded Run-Time Version" shall mean a version of the Sybase Programs linked to or embedded in VAR's application code in such a way that structurally or by license restrictions, it (a) precludes use of the Program to develop applications, except for clause c of this paragraph; (b) precludes use of the Program to develop applications, except for report writing and decision support solely in conjunction with the Derivative Product; (c) precludes general purpose access to command verbs in the Program except that the End User may, within the scope of and under control of the Derivative Product, create or alter tables, columns or rows and add fields to existing tables, as necessary to implement, operate and administer the Derivative Product; (d) precludes use of any command verbs in the Program to create new schemas or databases; and (e) precludes use of the Program or third party application development tools to modify or enhance existing screens or forms delivered as part of the Derivative Product, or to create new forms, except as necessary to implement and operate the Derivative Product.

           (2) VAR and/or its licensors retain all title to the Licensed Copy, and all copies thereof, and no title to the Licensed Copy, or any intellectual property therein, is transferred to the licensee.

           (3) The licensee may not copy the Licensed Copy, except for backup and archival purposes only, and the licensee shall include on all copies of the Licensed Copy all copyright and other proprietary notices or legends included on the Licensed Copy which was shipped to such licensee.

           (4) The licensee agrees not to reverse assemble, decompile, or otherwise attempt to derive source code from the Licensed Copy;

           (5) The licensee agrees to comply with all export and re-export restrictions and regulations ('Export Restrictions") imposed by the governments of the United States or the country to which the Licensed Copy is shipped to licensee. Licensee will not commit any act or omission which will result in a breach of any such Export Requirements; the licensee agrees that it will comply in all respects with any governmental laws, orders, or other restrictions on the export of the Sybase Program and the Licensed Copy (and the related information and documentation) which may be imposed from time to time by the governments of the United States and Canada or the country to which the Sybase Program is shipped by Sybase ("Export Requirements"). This Section shall survive the expiration or termination of the Licensed Copy license agreement.

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





           (6) Although copyrighted, the Licensed Copy is unpublished and contains proprietary and confidential information of VAR and its licensors and is considered by VAR and its licensors to constitute valuable trade secrets. The licensee will hold the Licensed Copy in confidence and shall protect the Licensed copy with at least the same degree of care with which the licensee protects its own similar confidential information;

           (7) VAR's licensors of software included in the Licensed Copy are direct and intended third party beneficiaries of the license agreement and may enforce it directly against the licensee; provided, however, that none of such licensors shall be liable to the licensee for any general, special, direct, indirect, consequential, incidental or other damages arising out of or related to the Licensed Copy; and

           (8) Upon termination of the license for the Licensed Copy, the licensee shall return to VAR all copies of the Licensed Copy, or certify to VAR that the licensee has destroyed all such copies.



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
XXX = Confidential Treatment Requested

   REQUIREMENTS PER END-USER PC

   - MINIMUM CONFIGURATION: 1 Microsoft Windows compatible PC using a 486/DX2 XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX available hard disk space, SVGA (800X600 resolution) monitor, Ethernet Network Interface Card, MS-DOS 6.22 or higher, Microsoft Windows or Windows for Workgroups version 3.11 or higher. RECOMMENDED CONFIGURATION: XXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXX and 15 inch SVGA monitor, Ethernet Network Interface Card, MS-DOS 6.22, Windows for Workgroups 3.11, Microsoft Office Version 4.3 (including Word, Excel and e-mail). Gateway offers a machine that meets or exceeds these requirements. As of November 4, 1994, price for 486 is $2,348 shipped; Pentium is $2,648 shipped. Gateway's number is 1-800-846-2042.

   - 1 Gupta QuestReporter License Version 3.0 per end-user wishing to develop customized queries/reports. As of October 28, 1994, price is $250 per PC, or a QuestReporter 50 pack is available for $5,000. Gupta may be reached by calling 1-800-444-8782 (1-800-44-GUPTA).

   REQUIREMENTS PER TELLER

   - MINIMUM CONFIGURATION: 1 Microsoft Windows compatible PC using a 486/DX2 50 MHz processor, 12MB RAM, 50MB available hard disk space, SVGA (800X600 resolution) monitor, Ethernet Network Interface Card, MS-DOS
   6.22 or higher, Microsoft Windows or Windows for Workgroups version 3.11 or higher. RECOMMENDED CONFIGURATION: Pentium 60 MHz PC, 16MB memory, 340MB disk, and 15 inch SVGA monitor, Ethernet Network Interface Card, MS-DOS 6.22, Windows for Workgroups 3.11, Microsoft Office Version 4.3 (including Word, Excel and e-mail). Gateway offers a machine that meets or exceeds these requirements. As of November 4, 1994, price for 486 is $2,348 shipped; Pentium is $2,648 shipped. Gateway's number is 1-800-846-2042.

   - OPTIONAL (IF OFF-LINE OPERATION FEATURE IS USED): 1 Gupta SQLBase Novell Netware NLM Version 5.2 per Novell file server with teller PC's attached (one per branch), one licensed user per teller PC. As of October 28, 1994, prices through Gupta, 1-800-444-8782 (1-800-44-GUPTA)
   are:




               Number                 U.S.
               of Users               Price
               --------               -----
                 5                    $  995
                10                     1,995
                20                     3,995
                50                     6,995
               Unlimited               9,995



   -    Choice of the following printers:

        OLIVETTI 5327 VALIDATION PRINTER. This is a single line validation printer useful for basic receipt printing and check validation. As of October 27, 1994, price is approximately $600; pricing and other information is available from Olivetti at 1-800-633-9909.

        OLIVETTI 46-S GENERAL PURPOSE PRINTER. Multi-line receipt printer that also may be used to print documents such as checks and money orders. As of October 27, 1994, price is approximately $900; pricing and other information is available from Olivetti at 1-800-633-9909.

        OLIVETTI PR 50 GENERAL PURPOSE PRINTER. Passbook, receipt and full size form printer. As of October 27, 1994, price is approximately $1,950; pricing and other information is available from Olivetti at 1-800-633-9909.

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
XXX = Confidential Treatment Requested

       NEXUS DH 4771 PRINTER. This is a multi-line receipt printer with an integrated journal roll. As of October 27, 1994, list price is $850 (plus $12 for a ten foot cord). Phoenix customer price is $698 (plus $12 for a ten foot cord). Pricing and other information is available from Pat Padden at Nexus, 818-246-9107.

   NETWORK REQUIREMENTS

   - EACH NOVELL FILE SERVER: A Minimum of 1 Novell Netware compatible PC per branch with sufficient disk space for the Novell Netware software, MS-DOS, the Phoenix executables (60MB), the Phoenix print queues (depends on account volume), and other applications residing on the server. RECOMMENDED CONFIGURATION: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXX (more may be needed depending upon your volume), Ethernet Network Interface Card, MS-DOS 6.22 license, 15 inch SVGA monitor, and tape backup. Gateway offers a machine that meets or exceeds these requirements. As of November 4, 1994, price is $3,127 shipped. Gateway's number is 1-800-846-2042. RECOMMENDED CONFIGURATION IF OPTIONAL OFF-LINE-TELLER OPERATION FEATURE IS USED: XXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX (more may be needed depending upon your volume), Ethernet Network Interface Card, MS-DOS 6.22 license, 15 inch SVGA monitor, and tape backup. Gateway offers a machine that
   meets or exceeds these requirements.   Gateway's number is
   1-800-846-2042.

   - EACH NOVELL FILE SERVER: 1 Novell Netware 3.12 server software. Price is based on number of users. As of October 28, 1994, prices through National Data Products, Orlando Florida 407-296-0393, fax 407-296-2193, are as follows:



       Number                    U.S.
       of Users                 Price
       --------                 -----
          5                    $  690
         10                     1,465
         25                     2,125
         50                     2,625
        100                     4,225
        250                     6,125


   - EACH NOVELL FILE SERVER (REQUIRED IF E-MAIL IS USED): 1 Microsoft Mail Server License Version 3.2b. As of October 28, 1994, price through National Data Products, Orlando Florida 407-296-0393, fax 407-296-2193, is $410 for a 10 user license pack .

   - EACH NOVELL NETWORK PRINTER: 1 80286 or better PC, 640K RAM and 20MB disk, Ethernet Network Interface Card, MS-DOS 6.22 license. Gateway offers a machine that meets or exceeds these requirements. As of November 4, 1994, price for is $1,473 shipped. Gateway's number is 1-800-846-2042.

   - EACH NOVELL NETWORK SERVER LOCATION: 1 Ethernet 10BaseT hub with enough ports for each user, and a few extras for the print servers, etc. Price is based on number of ports. If you want a managed hub, you must get the SNMP module, for $415 (unit no. 61914812). For HP Advancestack Hub, as of October 28, 1994, prices through National Data Products, Orlando Florida 407-296-0393, fax 407-296-2193, are as follows:


<Caption

           Number                U.S.
           of Ports              Price
           --------              -----
           12                      530
           24                      920
           48                    1,710


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
XXX = Confidential Treatment Requested

       OTHER HARDWARE AND SOFTWARE REQUIREMENTS

       PHOENIX SYSTEM CONSOLE: Used to run nightly processing, process external files, and manage Phoenix software installation and support. MINIMUM CONFIGURATION: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
   XXXXXXXXXXXXXXX 15 inch SVGA monitor, Ethernet Network Interface Card, Serial Port, MS-DOS 6.22 license, and Windows for Workgroup`s 3.11 license. Gateway offers a machine that meets or exceeds these requirements. As of November 4, 1994, price is $3,013 shipped. Gateway's number is 1-800-846-2042.

   - PER PHOENIX SYSTEM CONSOLE: 1 Sybase SQR Execute License Version 2.5 for an Intel PC with Windows for the Phoenix System Console for printing statements. PHOENIX WILL ORDER FOR YOU AND INVOICE YOU DIRECTLY UPON THE FIRST DAY OF TRAINING OR THE FIRST DAY SYBASE IS INSTALLED ON YOUR SERVER. PRICES ARE PUBLISHED BY SYBASE PERIODICALLY. THESE PRICES WERE PUBLISHED SEPTEMBER 30, 1994. AMOUNT INVOICED TO YOU AT THE TIME OF YOUR INSTALLATION MAY VARY, DEPENDING UPON ANY CHANGES SYBASE MAKES TO ITS PRICING IN THE INTERIM. License subject to restrictions noted above.



            Price     International  Latin Am.  Asian  Canada  U.S.
            Per User  Price          Price      Price  Price   Price
            --------  -------------  ---------  -----  ------  -----
            $         320            245        295    355     245



   - PRINTERS: NOTE: ALL PHOENIX REPORTS, NOTICES, CHECKS, AND STATEMENTS ARE DESIGNED FOR LASER PAGE PRINTERS. 1 HP Laser Jet 4M Plus (12 PPM), 4si (15 PPM), or C30 (30 PPM) printer, depending on print volumes. Multiple printers or combinations may be more effective or required depending on volumes. Cost, through National Data Products, Orlando Florida 407-296-0393, fax 407-296-2193, as of October 28, 1994, is
   $1,915 for 4M Plus (item no. 6330068) and $2,895 for 4si (item no. 6330073). Cost for C30, through Hewlett-Packard, on November 2, 1994, is $16,734.

       NOVELL NETWARE DOS CLIENT KIT: Novell part number 00662644013411. The DOS Client Kit includes (among other things) the TCP/IP protocol driver that is installed on each client PC to provide connectivity to the HP database server. According to a Novell Client Service representative, as of November 16, 1994 the price is $99 and licensing is per-company. This means that each bank only needs to purchase one copy of the DOS Client Kit and the necessary client software can be installed on every PC in the bank, including Phoenix users, Teller PC's, and the Phoenix Console PC.

   - IMAGE CAPTURE: As necessary, but at least 1 Logitech Fotoman plus PC Version digital camera and 1 Logitech Scanman 32 Win/Om digital hand scanner for capturing images and signature cards. As of October 28, 1994, cost is $550 per camera (item no. 68015999) and $90 per scanner (item no. 63810674) from National Data Products, Orlando Florida 407-296-0393, fax 407-296-2193.

   - REMOTE PHOENIX TECHNICAL SUPPORT: 1 Shiva LANrover network bridge. As of October 28, 1994, cost is $2,395 for a 4 port unit (item no.
   65327931) from National Data Products, Orlando Florida 407-296-0393, fax 407-296-2193. As of October 28, 1994, cost is $2,599 for a 4 port unit (item no. DMD1180) from Data Comm Warehouse 1-800-328-2261.

   - REMOTE PHOENIX AND HP TECHNICAL SUPPORT: 2 Zoom V.32 analog modems. As of October 28, 1994, cost is $125 per external modem (item no. 66012867) from National Data Products, Orlando Florida 407-296-0393, fax 407-296-2193.

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





   - PHOENIX EXECUTIVE INFORMATION SYSTEM: As necessary for EIS users that do not have Microsoft Office installed on their PC, Microsoft Excel Version 5.0. As of October 27, 1994, cost is $285 per standalone license or $114 for an upgrade license from National Data Products, Orlando Florida 407-296-0393, fax 407-296-2193.


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




                                   EXHIBIT C
                              IMPLEMENTATION PLAN

   TO BE DETERMINED.


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




                                   EXHIBIT D


                        MAINTENANCE AND SUPPORT SERVICES

   During the term of this Agreement, Phoenix will correct or replace software and/or provide services necessary to remedy any critical or non-critical programming error that is attributable to Phoenix. Such correction, replacement, or services will be promptly undertaken by Phoenix after the Customer has identified and notified Phoenix of any such error, which notice shall be in accordance with Phoenix reporting procedures. The support services to be provided by Phoenix are those set forth in the Agreement, and will include the following tele-maintenance support services, to wit:

   A.  Support Services:

   Phoenix will use its best efforts to telephonically diagnose (i) any errors or malfunctions in the system, or (ii) malfunctions in the system caused by operator error, and advise Customer of possible corrective measures that the Customer may take. Phoenix will also use its best effort to clarify operating instructions contained in the documentation delivered with the programs. Under no circumstances shall Phoenix be required to actually perform or implement the corrective measures recommended to Customer to correct malfunctions in the system caused by operator error.

   B.  Availability of Support Services:

   Phoenix's office hours are Monday through Friday during the hours of 8 a.m. and 5 p.m. eastern standard time. However, Phoenix will provide Customer with telephonic support 24 hours per day, 365 days per year.

   To enable Phoenix to provide support services, the Customer agrees to install all current releases to the system within twenty-five (25) days after receipt, or as otherwise provided by this Agreement, and all updates and revisions thereto as the same become available from time to time during the term of this Agreement. Additionally, the Customer agrees to cooperate with Phoenix in connection with the foregoing maintenance and support services, which cooperation will include, without limitation, the provision of dumps, as requested, and the provision of sufficient support and test time in the Customer's computer system to duplicate the problem, certify that the problem is attributable to Phoenix's software, and to certify that the problem has been corrected.


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
XXX = Confidential Treatment Requested




                                   EXHIBIT E


                 CUSTOMER AND SOFTWARE SUPPORT FEE ADJUSTMENTS

        Phoenix shall have the option to increase the rate of the Customer and Software Support Fee ("CSS"), effective XXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX. The fee shall not be increased XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
   XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
   XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
   XXXXXXXXXXXXXXXXXXXX. The new CSS shall be calculated using the following formula: XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
   XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
   XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
   XXXXXXXXXXXXXXXXXXX. The numerator will be the XXXXXXXXXXXXXXXXXXXXX XXXXXXXXXX following the Implementation Date. For year 3 of support, the denominator will be XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX following the Implementation Date. The numerator will be XXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXX following the Implementation Date. For year 4 of support the denominator will be the XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX the Implementation Date. The numerator will be the CPI published for XXXXXXXXXXXXXX following the Implementation Date. For year 5 of support, the denominator will be XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX following the Implementation Date. The numerator will be XXXXXXX XXXXXXXXXXXXXXXXXXXXXX month following the Implementation Date.

        This progression will continue for any successive renewal periods.

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




                                   EXHIBIT F

                             (DESIGNATED CONTACTS)



        FOR TECHNICAL ISSUES


























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






                                   EXHIBIT G

                       (DESIGNATED AND REMOTE LOCATIONS)


























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